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                                                                    EXHIBIT 99.1

CONTACT INFORMATION:

INVESTORS:
Kate Rajeck
Quokka Sports Inc.
415/908-3800
investor.relations@quokka.com

PRESS:
Caryn Marooney
OutCast Communications
415/392-8282
caryn@outcastcom.com

Kevin Sullivan
NBC Sports Media Relations
212/664-2014
kevin.sullivan@nbc.com

        Quokka Sports Announces Expanded Strategic Relationship with NBC

o NBC to purchase a warrant from Quokka Sports for the right to purchase up to
  10.0 million shares of Quokka stock for $141 million
o Expanding strategic alliances include golf, Major League Baseball, NCAA basketball and NCAA football event coverage
o NBC to receive a right to appoint a representative to Quokka's Board of Directors

SAN FRANCISCO, Calif., August 22, 2000 - Quokka Sports, Inc. (Nasdaq: QKKA), a leading provider of sports entertainment for the digital world(TM), today announced an expanded strategic and financial relationship with NBC.

Under the terms of the warrant issuance agreement, NBC will acquire a warrant from Quokka Sports to purchase up to 10.0 million shares of Quokka Sports common stock for an aggregate of $140.8 million at prices ranging from $8.89 to $20.00 per share over the next four and a half years. As part of the deal, NBC will have the right to appoint a representative to the board of directors of Quokka Sports.

Quokka Sports and NBC, through their NBC/Quokka Ventures joint venture, are currently working together to provide immersive Internet coverage of the 2000 Summer Olympic Games in Sydney,


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Australia via the jointly-produced NBCOlympics.com web site.

Last week, NBC/Quokka Ventures announced a joint agreement with the Salt Lake Organizing Committee for the Winter Olympic Games of 2002 to produce www.saltlake2002.com, the official worldwide web site of the 2002 Olympics.

"NBC Sports and Quokka Sports have successfully joined forces on NBCOlympics.com -- already the most comprehensive Olympic web site ever -- and now NBC and Quokka are working with our Salt Lake friends at SLOC to create the official global site of the Salt Lake Games. They have simply done a stunning job in producing a site that lives up to the quality and standards of the Olympic Games. I'm thrilled with our ever-expanding partnership with Quokka." said Dick Ebersol, Chairman, NBC Sports and Olympics.

In addition, Quokka recently announced its intention to acquire a 71% interest in Golf.com L.L.C., owner of the golf.com web site. The remaining 29% of Golf.com will continue to be owned by NBC. In June, Quokka and NBC demonstrated the power of coordinated golf media coverage with the 100th U.S. Open at Pebble Beach, which was broadcast by NBC Sports and produced by Quokka via Golf.com. To date, NBC has provided extensive promotion, media assets and access to venues, commentators and athletes for NBCOlympics.com and Golf.com in conjunction with their television event coverage. For the Sydney 2000 Games, NBC is planning to extensively promote NBCOlympics.com, giving the Internet destination unprecedented visibility.

Finally, Quokka recently announced its agreement to acquire Total Sports Inc., a privately-held digital media company that covers Major League Baseball, college basketball, college football and other NCAA championships, such as the College World Series. NBC currently has a strategic relationship with Total Sports and is represented on the Total Sports board of directors.

The nature of the expanded relationship between Quokka and NBC is expected to encompass the exploration of potential new joint ventures, coverage of new sports properties, new acquisitions and other anticipated business development and expansion opportunities that will leverage and enhance NBC Sports' renowned broadcast capabilities and relationships with Quokka's digital media expertise.

"Going forward, NBC Sports will continue developing our Quokka relationship by sharing our resources and aggressively promoting our joint Internet productions. This partnership, combined with our sports news and information presence with MSNBC on the Internet, creates more unique, exciting and complete digital sports coverage than ever before." said Ken Schanzer, President, NBC Sports.


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"As Quokka further expands into the U.S. mainstream sports market, expanding our relationship with NBC is a natural next step in continuing to develop new business opportunities. We are proud of the relationship we have built with NBC and we have already identified a number of new opportunities to work on together as we continue to grow our digital sports entertainment business and build a profitable company," said Alvaro Saralegui, Chief Operating Officer of Quokka Sports.

ABOUT QUOKKA SPORTS

Quokka Sports, a leading provider of sports entertainment for the digital world(TM), creates complete interactive sports experiences that fulfill the passions of sports enthusiasts worldwide. Quokka Sports (Quokka.com) leverages digital technology to offer rich, immersive presentations that include live event coverage, analysis, news and information, audio and text dispatches from athletes, games, community forums, and premium shopping. The Quokka Sports Network is comprised of several sport verticals that feature some of the world's premier sporting properties. These include year-round coverage of 35 Olympic sports (NBCOlympics.com), Sailing (QuokkaSailing.com, AmericasCup.org, BTChallenge.com, VolvoOceanRace.org), Motor Racing (CART.com, MotoGP.com) and Action Sports (MountainZone.com coverage of skiing, climbing, hiking, snowboarding, adventure racing and mountain biking). Quokka Sports develops its content for a broad range of digital platforms from narrowband and broadband Internet to wireless and converged devices. Quokka Sports' innovative sports entertainment productions are enabled by Quokka Performance Team members Compaq Computer Corporation, Computer Associates International, Inc. and Intel Corporation. Quokka Sports has offices in San Francisco, London, New York and Seattle.

Investors are urged to read proxy statements and documents relevant to the Golf.com and Total Sports acquisitions described in this announcement that are filed with or that will be filed with the U.S. Securities and Exchange Commission because they contain important information about that transaction. After they are filed, you can obtain the relevant documents that are filed with the Securities and Exchange Commission for free on the Securities and Exchange Commission's web site at http://www.sec.gov. If you write or call Quokka at the contact information listed above, we will send you for free, when available, the final proxy statement that we file in connection with obtaining our stockholder approval of the Golf.com transaction and the prospectus that we file in connection with the registration of the shares to be issued in the Total Sports acquisition.

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"Quokka" and "Quokka Sports" are registered trademarks, and "Quokka Sports
Immersion," "Qnews," "What Happens Next," "Sports Entertainment for the Digital World," "Wired Athlete," "Athlete's Voice" and the Quokka Logos are trademarks of Quokka Sports, Inc.

Cautionary Statement Under The Private Securities Litigation Reform Act Of 1995:

Except for the historical information contained herein, this news release contains forward-looking statements that involve risks and uncertainties, including the Company's ability to complete pending


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acquisitions, effectively integrate the operations of combining companies, develop and monetize new sports properties, expand its relationship with NBC, attract and retain an audience, develop and launch programming, develop multiple streams of revenue, and attract and retain sponsors, attain profitability as well as the other risks detailed from time to time in the Company's SEC filings, including its Report on Form 10-K for the year ended December 31, 1999 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2000. Actual results could differ materially from those discussed and reported results should not be considered as an indication of future performance. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements.


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